FORM 8-A12G

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Book It Local, Inc.
(Name of small business issuer in its charter)

Nevada	3949	46-0780380
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

Joseph McMurry
2003 Symphony Lane
Indian Trail, NC 28079
980-216-1342 Telephone

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-183983

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Book it Local, Inc., a Nevada corporation (“the Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock to be registered is set forth under “Description of Securities” in the Company’s registration statement on Form S-1 (File No. 333-183983), filed with the U.S. Securities and Exchange Commission on September 19, 2012 and declared effective on June 10, 2013 (the “Registration Statement”).

Exhibits.

3.1*	Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the registrant

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-183983) filed on September 19, 2012.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Book it Local, Inc.

Date: August 13, 2013	By:	/s/ Joseph McMurry
Joseph McMurry
President and Director

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